UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	36-3972986 (I.R.S. Employer Identification No.)

9900 West 109th Street
Suite 100
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices, zip code and telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Board Member

On November 16, 2018, the Board of Directors (the “Board”) of Compass Minerals International, Inc. (the “Company”) and Francis C. Malecha mutually agreed that Mr. Malecha will step down from his position as President, Chief Executive Officer and Board member effective November 19, 2018 and Mr. Malecha would remain as advisor to the Company until December 31, 2018 (the “Separation Date”).

On November 19, 2018, the Company and Mr. Malecha entered into a Separation Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Malecha is entitled to receive the payments and benefits contemplated by Section 10(b) of his Amended and Restated Employment Agreement dated August 3, 2017 (the “Employment Agreement”), which includes his base salary, benefits earned and reimbursement of business expenses, through the Separation Date. In addition, as provided in the Employment Agreement and subject to Mr. Malecha entering into a release and waiver of claims, Mr. Malecha will be entitled to (a) receive a lump sum payment of $1,200,465 (less applicable deductions and withholdings), which amount represents eighteen months of Mr. Malecha’s base salary as of the Separation Date, (b) receive a lump sum payment of $880,341 (less applicable deductions and withholdings), which amount represents Mr. Malecha’s annual performance based incentive compensation bonus at the target level for 2018, (c) receive a lump sum payment of $31,500 (less applicable deductions and withholdings)in lieu of the 401(k) plan Company match with respect to 2018, which is in excess of the IRS maximum contribution limits for the 401(k) plan and would have been paid into Mr. Malecha’s Restoration Plan account, (d) reimbursement up to a maximum of 18 months for premium payments for COBRA coverage, (e) immediate vesting of all stock options and restricted stock units granted through the Separation Date, and (f) continued earning/vesting of any performance based units granted through the Separation Date as if his employment continued through the date of earning or vesting for any such unit.

Appointment of Chairman of the Board

Richard S. Grant, who was serving as the Board’s Lead Independent Director, was appointed Chairman of the Board, effective November 17, 2018. Effective with this appointment, Mr. Grant received an award of 8,000 deferred stock units.

Appointment of Interim President and Chief Executive Officer

On November 17, 2018, the Board appointed Mr. Grant as Interim President and Chief Executive Officer, effective as of November 19, 2018.

The Company and Mr. Grant entered into a letter agreement, dated November 19, 2018 (the “Interim CEO Letter Agreement”), setting forth the compensation Mr. Grant will receive for his service as Interim President and Chief Executive Officer. Under the Interim CEO Letter Agreement, Mr. Grant will be entitled to receive (a) $95,000 per month, (b) $300,000 cash bonus upon the appointment of the new President and Chief Executive Officer, (c) an award of 7,500 deferred stock units upon the appointment of the new President and Chief Executive Officer and his assuming the role of Non-Executive Chairman of the Board, and (d) reimbursement of any temporary housing expenses and business expenses. Mr. Grant will not receive compensation for his services as a Board member while serving as Interim President and Chief Executive Officer.

The descriptions of the Separation Agreement, Employment Agreement and Interim CEO Letter Agreement contained in this Form 8-K are not intended to be complete, and are qualified in its entirety by reference to the complete text of the Separation Agreement and Interim CEO Letter Agreement, copies of which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and the complete text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 4, 2017, and each incorporated by reference herein.

Size of the Board of Directors

Effective November 19, 2018, the Board decreased the size of the Board from nine directors to eight directors.

Amendment to 2015 Incentive Award Plan

On November 17, 2018 the Board approved amendments to the Company’s 2015 Incentive Award Plan (“Amendment”). The Amendment provides (i) flexibility to grant up to 5% of the 3 million shares authorized under the plan without any vesting requirements, (ii) flexibility for share withholding above the minimum federal income tax statutory rates when net settling equity awards and (iii) simplifies the granting of awards to independent directors which are excluded from the 3 year vesting requirement at any time as opposed to only as part of an annual or quarterly retainer for services.

The description of the Amendment contained in this Form 8-K is not intended to be complete, and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.3 and incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure.
On November 19, 2018, the Company issued a press release announcing Mr. Malecha’s departure from the Company and Mr. Grant’s appointments as Chairman of the Board and Interim President and Chief Executive Officer. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit Description
10.1	Separation Agreement, dated November 19, 2018, between Compass Minerals International, Inc. and Francis J. Malecha
10.2	Interim CEO Letter Agreement, dated November 19, 2018, between Compass Minerals International, Inc. and Richard S. Grant
10.3	Amendment No. 1 to the Compass Minerals International, Inc. 2015 Incentive Award Plan
99.1	Press Release issued by Compass Minerals International, Inc. on November 19, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.
Date: November 19, 2018	By:	/s/ Diana C. Toman
Name: Diana C. Toman
Title: Senior Vice President, General Counsel and Corporate Secretary